                                                                Exhibit 99.h(vi)

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

     Pursuant to the Amended and Restated Administrative Services Agreement between HARTFORD LIFE INSURANCE COMPANY and HARTFORD SERIES FUND, INC. dated August 28, 2002 (the "Agreement"), HARTFORD EQUITY INCOME HLS FUND is hereby included as a new Fund. All provisions in the Agreement shall apply to Hartford Equity Income HLS Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 31st day of October, 2003.


                           HARTFORD LIFE INSURANCE COMPANY


                           By:  /s/ David M. Znamierowski
                                ------------------------------
                                David M. Znamierowski
                                Senior Vice President


                           HARTFORD SERIES FUND, INC.
                           ON BEHALF OF:
                           Hartford Equity Income HLS Fund


                           By:  /s/ David M. Znamierowski
                                ------------------------------
                                David M. Znamierowski
                                President